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HARMONY TRADING CORP.
APRIL 2, 2002



                                                                    EXHIBIT 10.1

                                                     April 5, 2002

Harmony Trading Corp.
300 St. Sacrement, Suite 414
Montreal, Quebec H2Y 1X4

Attention: Henry Yersh, President

         RE: TERMINATION OF INDEPENDENT CONTRACTOR RELATIONSHIP; ASSIGNMENT OF DONCASTER AGREEMENT

Gentlemen:

         This will confirm our mutual agreement to terminate our relationship pursuant to which we presently market and sell the Doncaster division of Tanner Companies ("Tanner") clothing line on behalf of Harmony Trading Corp. ("Harmony") in our capacity as independent contractors. In connection therewith, you have agreed to assign to us all of Harmony's rights under the agreement presently in effect between Harmony and Tanner. We will notify Tanner of the termination and assignment and Harmony agrees that it will provide Tanner with any and all documentation or information requested by it to effect the assignment. Harmony further agrees that all commissions, if any, due to us as at the effective date of termination and assignment will be promptly paid to us upon receipt of related proceeds from Doncaster. The termination and assignment is to be deemed to have taken effect immediately following the April 3, 2002 closing of that certain Reorganization Agreement dated March 27, 2002 among Harmony, Group Intercapital Inc, Nuvo Way Inc. ("Nuvo"), the shareholders of Nuvo and Heather Baker.

                                            Very truly yours,


                                                  /s/ Falene Gottbetter
                                                 ----------------------------
                                                  Falene Gottbetter

                                                  /s/ Roberta Winley
                                                 ---------------------------
                                                  Roberta Winley

                                                  /s/ Judy Cohen
                                                 -----------------------------
                                                  Judy Cohen

ACCEPTED AND AGREED

HARMONY TRADING CORP.

By:/s/ Henry Yersh
   -----------------------------------
   Name: Henry Yersh
   Title: President

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